UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 29, 2011

SEACHANGE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code:	(978) 897-0100

No change since last report
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2012 Compensation and Bonus Plans

On April 29, 2011, the Compensation Committee of the Board of Directors of SeaChange established the fiscal year 2012 compensation and bonus plans (the “2012 Plans”) for William C. Styslinger, III, Yvette Kanouff, Kevin Bisson and Ira Goldfarb, each a named executive officer of SeaChange.

The below-described 2012 Plans were established by the Compensation Committee after giving consideration to the findings presented to the Compensation Committee by Pearl Meyer & Partners, the compensation practices of SeaChange’s peer companies, and commentary regarding executive compensation trends and practices, including that published by Institutional Shareholder Services.

Mr. Styslinger will be eligible for a target bonus of a grant of 125,000 restricted stock units (RSUs) and additional RSUs with a value of $330,000 as of January 31, 2012; Ms. Kanouff will be eligible for a target bonus of a grant of 48,000 RSUs, additional RSUs with a value of $275,000 as of January 31, 2012 and a cash award of $75,000; Mr. Bisson will be eligible for a target bonus of a grant of 40,000 RSUs, additional RSUs with a value of $88,000 as of January 31, 2012 and a cash award of $75,000; and Mr. Goldfarb will be eligible for a target bonus of a grant of 38,000 RSUs, additional RSUs with a value of $275,000 as of January 31, 2012 and a cash award of $75,000.

This performance-based compensation is earned based on SeaChange achieving overall company financial objectives for fiscal 2012 related to revenue and non-GAAP net income.  In the case of each of Messrs. Styslinger, Bisson and Goldfarb and Ms. Kanouff, a portion of their respective bonus is based on individualized performance-based objectives.

All of the grants of RSUs are subject to stockholder approval of an increase in the number of RSUs available for grant under SeaChange’s Amended and Restated 2005 Equity Compensation and Incentive Plan (or adoption of a new plan in replacement thereof), and all of the grants of RSUs will vest in equal annual installments over three years.

The plans provide that the Compensation Committee has the discretion to determine the amount, if any, of cash bonus and RSUs awarded under the plans, whether or not the criteria are satisfied.  The plans also provide that the amount of the cash bonus and RSUs awarded may be adjusted upward or downward in predetermined amounts if actual performance exceeds or is below the target financial criteria.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ William C. Styslinger, III
William C. Styslinger, III
Chief Executive Officer and Chairman

Dated:  May 5, 2011